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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included in this Annual Report on Form 10-K of Charter Communications, Inc. for the year ended December 31, 2000, into the Company's previously filed Post-Effective Amendment No. 2 to Form S-1 Registration Statement on Form S-3 (No. 333-41486), Amendment No. 1 to Registration Statement on Form S-3 (No. 333-54394) and Registration Statement on Form S-8 (No. 333-36628).

                                          /s/ ARTHUR ANDERSEN LLP

St. Louis, Missouri
February 28, 2001